UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/15/2006

VIROPHARMA INCORPORATED
(Exact name of registrant as specified in its charter)

Commission File Number:  0-021699

DELAWARE	23-2789550
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

397 Eagleview Boulevard, Exton, PA 19341
(Address of principal executive offices, including zip code)

610-458-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On May 15, 2006, ViroPharma Incorporated ("ViroPharma") and OSG Norwich Pharmaceuticals, Inc. ("OSG Norwich") entered into a second Project Agreement (the "Second Project Agreement") related to the manufacture and packaging of Vancocin capsules finished product.

The Second Project Agreement relates to the development and validation of the manufacturing process and manufacture of commercial lots of Vancocin at a greater scale than provided in the initial Project Agreement dated December 1, 2005. The Second Project Agreement sets forth the scope of additional development activities, the terms for the purchase of additional manufacturing equipment, and specific economic terms for purchase of Vancocin finished product including price and minimum purchase requirements.

The Second Project Agreement also states that in the U.S., OSG Norwich will supply Vancocin exclusively to ViroPharma, except that OSG Norwich may continue to supply Product to Lilly to fulfill Lilly's needs in Canada. The Second Project Agreement also states that OSG Norwich shall not supply Vancocin, or any other product containing vancomycin hydrochloride, anywhere in the world to any third person other than to Lilly or its assignee for the supply of Vancocin in Canada.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: May 18, 2006	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President and General Counsel